                                  SCHEDULE 14A
                                 (RULE 14A-101)
                   INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14a of
                      the securities exchange act of 1934

    Filed by the Registrant /X/

    Filed by party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy statement
    / / Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                        DAVIS NEW YORK VENTURE FUND, INC
--------------------------------------------------------------------------------
                             124 EAST MARCY STREET
                           SANTA FE, NEW MEXICO 87501
                                (1-800-279-0279)

                (Name of Registrant as Specified In Its Charter)

No filing fee required.

                         IMPORTANT...SEND IN YOUR PROXY

    It is requested that you date, complete and sign the enclosed proxy and return it promptly. This will save your fund the expense of follow-up letters, telephone calls, etc. You may revoke your proxy in writing at any time before the meeting or vote in person if you attend the meeting.

                       DAVIS NEW YORK VENTURE FUND, INC.
                             124 EAST MARCY STREET
                           SANTA FE, NEW MEXICO 87501
                                  800-279-0279

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 6, 1997

                            ------------------------

To the Shareholders of
  DAVIS NEW YORK VENTURE FUND, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Davis New York Venture Fund, Inc. (the "Fund") will be held at the Hyatt Regency O'Hare at O'Hare International Airport, 9300 West Bryn Mawr Ave., Rosemont, IL 60018, on the 6th of October 1997, at 11:00 A.M., Central Standard time, for the following purposes:

    (1) To elect thirteen (13) directors, each to serve an indefinite term until their respective successors are elected and qualify or until a director's earlier death, resignation, retirement or removal.

    (2) To consider the ratification of the selection of Tait, Weller & Baker as the Fund's auditors and independent certified public accountants for the year ending July 31, 1998; and

    (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only shareholders of record at the close of business on August 25, 1997, will be entitled to notice of and to vote at the 1997 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          SAMUEL P. YNZUNZA
                                          SECRETARY

Dated: September 8, 1997

    WE NEED YOUR PROXY VOTE IMMEDIATELY. YOUR VOTE IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF THE FUND SCHEDULED FOR OCTOBER 6, 1997 WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF THE VOTES ELIGIBLE TO BE CAST ARE REPRESENTED. IN THAT EVENT, THE FUND, AT SHAREHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.

    CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION. THANK YOU.

                       DAVIS NEW YORK VENTURE FUND, INC.
                             124 EAST MARCY STREET
                           SANTA FE, NEW MEXICO 87501
                                  800-279-0279

                     PROXY STATEMENT FOR THE ANNUAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON OCTOBER 6, 1997

    This proxy statement, which will first be mailed to shareholders on or about September 8, 1997, is furnished to the shareholders of Davis New York Venture Fund, Inc. (the "Fund") in connection with the solicitation of proxies by the Board of Directors of the Fund to be used at the 1997 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice, and at any adjournment thereof (the "Meeting").

    The costs of this solicitation will be borne by the Fund. This solicitation is being made by mail, but may also be made by telephone, telegraph and personal interviews by officers and personnel of Davis Selected Advisers, L.P., (the "Adviser") or its general partner, Venture Advisers, Inc., for which no additional compensation will be paid. The Fund supplies custodians, nominees and fiduciaries with the Annual Report and proxy materials for forwarding to the beneficial owners of the shares held of record by such persons.

    Any shareholder signing and returning a proxy may revoke the same at any time prior to the exercise thereof by written notice delivered to the Fund prior to its exercise, and any shareholder attending the Meeting may vote in person whether or not he or she has previously returned a proxy. Proxies which are returned but which are marked "Abstain" or on which a broker has declined to vote on any proposal will be counted as present for the purposes of a quorum, however, those shares will not be counted as voted for purposes of determining the approval of any matter submitted.

    Shareholders of record at the close of business on August 25, 1997 (the "Record Date"), will be entitled to vote at the Meeting or any adjournment thereof. The holders of a majority of the votes eligible to be cast at the close of business on the Record Date present in person or represented by proxy will constitute a quorum for the Meeting. Each dollar of net asset value per share is entitled to one vote. As of the record date, there were 286,586,419.708 shares outstanding of which 179,949,332.835 shares are Class A with a net asset value of $22.16 per share, 55,993,540.632 shares are Class B with a net asset value of $21.89 per share, 26,477,907.703 shares are Class C with a net asset value of $21.96 per share, and 24,165,638.538 shares are Class Y with a net asset value of $22.37 per share. The Fund knows of nothing that would require voting by class and therefore all shareholders will vote in the aggregate.

    The Fund's Adviser is located at 124 E. Marcy Street, Santa Fe, New Mexico 87501. Shelby M. C. Davis is the controlling shareholder of the Adviser's general partner, Venture Advisers, Inc. The Fund's sub-adviser is Davis Selected Advisers- NY, Inc., 609 Fifth Avenue, New York, New York, and is wholly owned by the Adviser. The Fund's principal underwriter is Davis Distributors, LLC, a Delaware Limited Liability Company and subsidiary of the Adviser, 124 E. Marcy Street, Santa Fe, New Mexico 87501.

    Except as otherwise directed in your proxy, your proxy will be voted for the election of all nominees for directors listed herein to hold office as specified herein and for the ratification of the selection of auditors.

                         ITEM 1: ELECTION OF DIRECTORS

    Pursuant to Maryland law, the Bylaws of the Fund were amended by the Board of Directors on July 28, 1997 to eliminate the requirement for annual shareholder meetings and to provide for indefinite terms for directors. This change will save the Fund the expenses of holding annual shareholder meetings. In connection therewith, the Bylaws were also amended to eliminate staggered board terms. Messrs. Andrew A. Davis and Christopher C. Davis were nominated by the nominating committee on July 28, 1997 for consideration by shareholders. The terms of office of all directors whose term would otherwise expire later than the date of this meeting (i.e. all directors except Messrs. Guzy and Sonne) will be extended to an indefinite term effective upon their election at this meeting. If any of the nominees which are presently serving as directors of the Fund are not elected, each director's term shall expire as follows: D. James Guzy and Christian R. Sonne at the 1997 shareholders meeting, Marc P. Blum, Gerry D.

Geist in 1998, Eugene M. Feinblatt, G. Bernard Hamilton and LeRoy Hoffberger in 1999, Jeremy H. Biggs and Laurence W. Levine in 2000 and Wesley E. Bass, Jr. and Edwin R. Werner in 2001. Under Maryland law, the Fund must call a special meeting of shareholders upon written request of the shareholders holding 25% or more of the votes outstanding which would be entitled to vote on the matters brought before the meeting, except pursuant to the Bylaws that shareholders holding 10% of the outstanding votes may cause the Fund to call a meeting for the purpose of removing any director.

    The Fund's Bylaws provide that directors shall retire from the Board of Directors and cease being a Director at the close of business on the last day of the calendar year in which the Director attains age seventy-two (72), except that any person who was a Director on July 1, 1994, and on that date was at least sixty-nine (69) years of age shall continue to serve as a Director at the discretion of the Nominating Committee of the Board of Directors.

    The nominees for director (other than Messrs. Andrew A. Davis and Christopher C. Davis) are presently serving as directors of the Fund and hold similar positions with three other investment companies managed by the Adviser:
Davis High Income Fund, Inc., Davis Tax-Free High Income Fund, Inc. and Davis Series, Inc. In addition, Mr. Biggs and Mr. Hamilton are Directors of Davis International Series, Inc. Directors are elected by a plurality of votes cast at the meeting.

    The following table sets forth certain information as to each of the nominees and directors of the Fund.

NAME, DATE OF BIRTH AND BUSINESS                                                       OWNED AS OF    % OF CLASS A
EXPERIENCE DURING THE PAST 5 YEARS                                                       8/25/97         OWNED
-----------------------------------------------------------------------------------  ---------------  ------------
Wesley E. Bass, Jr. 08/21/31.......................................................        --              --
Director of the Fund since 1990;
  President, Bass & Associates
  (financial consulting firm); and
  Executive Vice President, Chicago
  Title and Trust Company.

*Jeremy H. Biggs 08/16/35..........................................................       32,360.095       0.018%
Director and Chairman of the Fund
  since July 31, 1995; Director, Van
  Eck Funds; Consultant to the Adviser.
  Vice Chairman, Head of Equity Research
  Department, Chairman of the U.S.
  Investment Policy Committee and member
  of the International Investment
  Committee of Fiduciary Trust Company
  International. Shareholder of 1%
  of Venture Advisers, Inc. (the sole
  general partner of the investment adviser).

Marc P. Blum 09/09/42..............................................................    1,314,525.582       0.730%
Director of the Fund since 1986; Chief
  Executive Officer, World Total Return
  Fund, L.P.; Member, Gordon, Feinblatt,
  Rothman, Hoffberger and Hollander, LLC
  (attorneys); Director, Mid-Atlantic
  Realty Trust.

Eugene M. Feinblatt 10/28/19.......................................................    1,110,881.009       0.617%
Director of the Fund since 1987; of
  Counsel, Gordon, Feinblatt, Rothman,
  Hoffberger and Hollander, LLC (attorneys).

NAME, DATE OF BIRTH AND BUSINESS                                                       OWNED AS OF    % OF CLASS A
EXPERIENCE DURING THE PAST 5 YEARS                                                       8/25/97         OWNED
-----------------------------------------------------------------------------------  ---------------  ------------
*Andrew A. Davis 6/25/63...........................................................        7,606.066       0.004%
Director and President, Venture Advisers, Inc.;
  Portfolio Manager of Davis Real Estate Fund
  and Davis Convertible Securities Fund; formerly,
  Vice President and head of convertible security
  research, PaineWebber, Incorporated.

*Christopher C. Davis 7/13/65......................................................           43.158       0.000%
Director, Venture Advisers, Inc.; Chairman,
  Chief Executive Officer and President, Davis
  Selected Advisers-NY, Inc.; Portfolio Manager
  of the Fund; Portfolio Manager of Selected
  American Shares, Inc.; co-Portfolio
  Manager of Davis Financial Fund.

Jerry D. Geist 05/23/34............................................................        4,747.114       0.003%
Director of the Fund since 1986;
  Chairman, Santa Fe Center Enterprises; President
  and Chief Executive Officer, Howard Energy
  International Utilities, Director, CH2M-Hill, Inc.

D. James Guzy 03/07/36.............................................................       20,298.287       0.011%
Director of the Fund since 1982;
  Chairman, PLX Technology, Inc. (manufacturer
  of semi-conductor circuits); Director, Intel
  Corp. (manufacturer of semi-conductor circuits),
  Cirrus Logic Corporation (a manufacturer of semi-
  conductor circuits) and Alliance Technology
  Fund (mutual fund).

G. Bernard Hamilton 03/18/37.......................................................        6,174.871       0.003%
Director of the Fund since 1978;
  Managing General Partner, Avanti
  Partners, L.P.

LeRoy E. Hoffberger 06/08/25.......................................................    1,477,912.117       0.821%
Director of the Company since 1988;
  of Counsel to Gordon, Feinblatt,
  Rothman, Hoffberger and Hollander,
  LLC (attorneys); Chairman, Mid-Atlantic
  Realty Trust; Director and President,
  CPC, Inc., (Real Estate Co.), Director
  and Vice President, Merchants Terminal
  Corporation; formerly, Director,
  Equitable Bankcorporation, Equitable
  Bank, and Maryland National Bank.

Laurence W. Levine 04/09/31........................................................        6,408.103       0.004%
Director of the Fund from 1969 to 1983
  and again since 1984. Partner, Bigham,
  Englar, Jones & Houston (attorneys);
  United States Counsel to Aerolineas
  Argentina; Director, various private companies.

NAME, DATE OF BIRTH AND BUSINESS                                                       OWNED AS OF    % OF CLASS A
EXPERIENCE DURING THE PAST 5 YEARS                                                       8/25/97         OWNED
-----------------------------------------------------------------------------------  ---------------  ------------
Christian R. Sonne 05/06/36........................................................       99,302.498       0.055%
Director of the Fund since 1990; General
  Partner, Tuxedo Park Associates (a land
  holding and development firm); President
  and Chief Executive Officer, Mulford
  Securities Corporation (private investment
  fund) until 1990; formerly, Vice President
  of Goldman Sachs & Company
  (an investment bank).

Edwin R. Werner 04/01/22...........................................................        5,313.251       0.003%
Director of the Fund since 1983; Director,
  Novacare, Inc. and New York Blood Center.

    The directors considered by the Fund to be "interested persons" of the Fund, as defined in the Investment Company Act of 1940, are each noted above by a single asterisk. Messrs. Andrew Davis and Christopher C. Davis are "interested persons" by reason of their positions with the Fund and the Adviser and their ownership in Venture Advisers, Inc., the sole general partner of the Adviser. Mr. Biggs is an "interested person" by reason of his stock ownership in Venture Advisers, Inc. The other directors are hereinafter referred to as the "Non-interested Directors."

    Jeremy H. Biggs' holdings include 7,929.906 shares, owned by his wife, all of which could be deemed to be beneficially owned by Mr. Biggs. Mr. Biggs disclaims beneficial ownership of all such shares. Marc P. Blum's holdings include 651,773.126 shares, owned by a partnership of which he is one of three general partners, 639,987.681 shares, with respect to which he is sole trustee and 20,786.581 shares, with respect to which he acts as attorney. Mr. Blum disclaims beneficial ownership of shares with respect to which he is trustee or attorney. Eugene M. Feinblatt's holdings include 945,867.369 shares, owned by his wife, all of which could be deemed to be beneficially owned by Mr. Feinblatt. Mr. Feinblatt's holdings also include 162,089.711 shares, with respect to which he acts as trustee. Mr. Feinblatt disclaims beneficial ownership of all such shares. LeRoy E. Hoffberger's holdings include 1,277,735.147 shares, with respect to which he acts as trustee. Mr. Hoffberger disclaims beneficial ownership of all such shares. Christian R. Sonne's holdings include 4,038.843 shares owned by his wife, all of which could be deemed to be beneficially owned by Mr. Sonne. Mr. Sonne's holdings also include 72,263.655 shares with respect to which he acts as trustee. Mr. Sonne disclaims beneficial ownership of all such shares.

    As of August 25, 1997 the Fund's directors and officers as a group were deemed to beneficially own 4,126,875.864 Class A shares, constituting approximately 2.293% of such Class, including 2,172,862.775 shares with respect to which certain directors disclaim beneficial ownership.

    In addition, the Adviser's employees as a group own 26,419.577 Class A shares under a Profit Sharing and Money Purchase Pension Plan. Such shares constitute approximately .015% of such Class. Mr. LeRoy E. Hoffberger has holdings in Davis New York Venture Fund Class Y shares. These shares total 879,911.748, with respect to which he acts as trustee. Mr. Hoffberger disclaims beneficial ownership of all such shares. The shares constitute approximately 3.641% of such Class. Directors and officers do not own Class B or Class C shares.

    KRC Investment Advisers, LLC, a registered investment adviser owned and managed by members of the immediate and extended family of Mr. Hoffberger ("KRC"), has entered into a services agreement (the "Services Agreement") with Davis Distributors, LLC (the "Distributor"), which provides for payments to KRC under the Fund's Rule 12b-1 plan. Under the Services Agreement, KRC will provide shareholder maintenance services to its clients in respect of shares of the Fund, and the Distributor will pay KRC a fee at the annual rate of 0.25% of average net assets of the account of clients maintained and serviced by KRC. Payments made by the Distributor under the Services Agreement will be reimbursed by the Fund under its Rule 12b-1 plan. It is expected that fees paid to KRC will be approximately $400,000 for 1998.

    Mr. Hoffberger does not have any ownership interest, or position in, or control KRC. Each of Mr. Hoffberger's sons, Douglas M. Hoffberger and Jack W. Hoffberger, has an indirect ownership interest in KRC of less than 5%. A brother of Mr. Hoffberger and the estate of another brother have indirect ownership interests in KRC of approximately 9% each. Douglas M. Hoffberger serves as President of KRC; a portion of his salary, estimated at approximately $30,000 annually, will be indirectly derived from revenues received under the Services Agreement. The cost of the shareholder services to be provided and paid for by the Fund under the Services Agreement has previously been borne by KRC's clients, which include, among others, Mr. Hoffberger and members of his family and trusts of which they are beneficiaries or trustees. The cost savings to Mr. Hoffberger or any member of his immediate family as a result of this arrangement is not expected to exceed $15,000, per individual.

                     OTHER INFORMATION REGARDING DIRECTORS

    Directors' Compensation Schedule

    During the fiscal year ended July 31, 1997, the compensation paid to the Non-interested Directors was as follows:

                                                                                    AGGREGATE FUND   TOTAL COMPLEX
NAME                                                                                 COMPENSATION    COMPENSATION
----------------------------------------------------------------------------------  ---------------  -------------
Wesley E. Bass....................................................................     $   7,375       $  24,375
Marc P. Blum......................................................................         7,200          23,600
Eugene M. Feinblatt...............................................................         6,300          20,700
Jerry D. Geist....................................................................         7,050          23,050
D. James Guzy.....................................................................         7,250          23,750
G. Bernard Hamilton...............................................................         7,100          24,700
LeRoy E. Hoffberger...............................................................         7,150          23,550
Laurence W. Levine................................................................         7,150          23,550
Christian R. Sonne................................................................         7,200          23,600
Edwin R. Werner...................................................................         7,100          23,200

    Complex compensation is the aggregate compensation paid, for services as a Director, by all mutual funds with the same investment adviser.

    During the last fiscal year, the Board of Directors held four regularly scheduled meetings and one special meeting. The Board of Directors has an Audit Committee, whose current members are Messrs. Bass, Blum, Feinblatt, Levine, Guzy, Hoffberger and Sonne. The functions of the Committee include (i) making recommendations to the Board of Directors as to which firm of independent certified public accountants and auditors will be selected by the Board of Directors (subject to shareholder ratification); (ii) meeting with the independent certified public accountants and auditors and reviewing the methods, scope and results of audits and the fees charged; and (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls. The Audit Committee met three times in the Fund's last fiscal year.

    The Board of Directors has a Nominating Committee, whose current members are Messrs. Geist, Guzy, Blum, Sonne, Werner and Hamilton. The Committee met one time in the Fund's last fiscal year. The function of the Committee is to make recommendations to the Board of Directors as to possible nominees for the Board of Directors. The Committee will consider nominees recommended by shareholders. To submit recommendations, a shareholder may write to the Nominating Committee at the Fund's address at the head of this proxy statement, giving the name of and background information concerning the person recommended.

    The Board of Directors does not have a compensation committee.

                         ITEM 2: SELECTION OF AUDITORS

    Tait, Weller & Baker (the "Firm") was selected by the Board of Directors, including a majority of the Non-interested Directors, as the independent certified public accountants and auditors of the Fund for the fiscal year ending July 31, 1998, and such selection is being submitted to the shareholders for ratification or rejection at the Meeting. The Firm also acts as independent certified public accountants and auditors of Davis High Income Fund Inc., Davis Series, Inc., Davis Tax-Free High Income Fund, Inc., Davis International Series, Inc., Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust, the other mutual funds which the Adviser manages. The Firm has informed the Board of Directors that it has no direct or indirect financial interest in the Fund or any of the above named companies. A representative of the Firm is expected to be at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In connection with its audit function, the Firm will audit the annual report and review the Fund's post-effective amendment to its registration statement filed with the Securities and Exchange Commission (the "SEC"). In addition, the Firm may review the Fund's federal, state and local tax returns. The ratification of the selection of auditors requires the vote of the holders of a majority of the votes present or represented at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE TO APPROVE
  THE SELECTION OF AUDITORS.

                                 MISCELLANEOUS
                        CERTAIN SHAREHOLDERS OF THE FUND

    As of the Record Date, Shelby Cullom Davis & Co., 609 5th Avenue, 11th Floor, New York, NY 10017-1021 was the record owner of 13,019,849.913 Class A shares constituting 7.24% of such Class. Merrill Lynch Trust Co. TTEE, FBO Qualified Retirement Plans, 400 Atrium Drive 4th Floor, Somerset NJ, 08873-4102, held 13,526,893.576 Class A shares constituting 7.52% of such Class. Merrill Lynch Pierce Fenner & Smith, Mutual Fund Operations, 4800 Deerlake Drive East, 3rd Floor, Jacksonville, FL 32246-6484, was the record owner of 14,654,556.856 Class A shares, 18,453,265.239 Class B shares, 12,318,676.501 Class C shares and 15,979,755.000 Class Y shares constituting 8.14%, 32.96%, 46.52% and 66.13%, respectively of each such class. Balsa and Co., C/O Chase Man Bank, P.O. Box 1768, Grand Central Station, New York, New York, 10163-1768, held, 1,339,861.804 Class Y shares constituting 5.54% of such class. As of the Record Date, no other persons owned of record or, to the knowledge of the Fund, owned beneficially more than five percent of the outstanding Class A, Class B, Class C or Class Y shares of the Fund.

                                 OTHER MATTERS

    The Board of Directors knows of no matters which are to be brought before the 1997 Annual Meeting other than as set forth above. However, if any other matters properly come before the 1997 Annual Meeting, the persons named in the enclosed form of proxy intend to vote such proxy with their best judgment on such matters.

                              SHAREHOLDER MEETINGS

    The Fund is not required to hold annual shareholder meetings but will hold special meetings as required by law or deemed desirable by the Board of Directors. Since regular meetings of shareholders are not held, the anticipated date of the next shareholder meeting cannot be provided. Any shareholder proposal which may properly be included in the proxy solicitation material for a shareholder meeting must be received by the Fund within a reasonable time prior to the date proxy statements are mailed to shareholders. Submission of a proposal, however, does not guarantee its inclusion for consideration at a meeting since certain requirements under the federal securities law apply.

                               SHAREHOLDER REPORT

    A SHAREHOLDER MAY, WITHOUT CHARGE, RECEIVE A COPY OF THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED JULY 31, 1997 BY CALLING TOLL FREE 1-800-279-0279 OR WRITING TO THE FUND AT THE ADDRESS NOTED ABOVE.

X   PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                           WITH       FOR ALL
                                 FOR       HOLD       EXCEPT
                                 /_/       /_/          /_/

1. The election of Directors:

Wesley E. Bass, Jr., Jeremy H. Biggs, Marc P. Blum, Andrew A. Davis, Christopher
C. Davis, Davis, Eugene M. Feinblatt, Jerry D. Geist, D. James Guzy, G. Bernard Hamilton, LeRoy E. Hoffberger, Laurence W. Levine, Christian R. Sonne, Edwin R. Werner.

If you do not wish to vote "FOR" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your vote shall be counted for the remaining nominees.

Record Date Net Asset Value:

                                                   For    Against   Abstain
2. Proposal to ratify the selection of             /_/      /_/       /_/
   __________ as independent public accountants and auditors of the Fund for the fiscal year ending July 31, 1998.

                                                         For   Against  Abstain
3. In their discretion to transact such other matters    /_/     /_/      /_/
   as may properly come before the meeting or any adjournment or adjournments thereof.


I hereby ratify all that said proxies or their substitutes may do by virtue hereof. The Net Asset Value represented hereby will be voted as specified. If no specification is indicated, the Net Asset Value will be voted in favor of all proposals.

Mark box at right if comments or address change has been noted on    /_/
the reverse side of this card.
                                                Date
Please be sure to sign and date this Proxy      ----
- ------------------------------------------

- --------Shareholder sign here-----------Co-owner sign here

DETACH CARD


PROXY                                                                     PROXY
                     DAVIS NEW YORK VENTURE FUND, INC.

      Proxy for Annual Meeting of Shareholders to be held October ___, 1997

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EILEEN R. STREET and SAMUEL P. YNZUNZA, and each of them, the proxies of the undersigned with full power of substitution, to vote at the Fund's Annual Meeting to be held at Hyatt Regency O'Hare at O'Hare International Airport, 9300 West Bryn Mawr Ave., Rosemont, IL 60018, on the 6th of October 1997, at 11:00 A.M., Central Standard time and at any adjournment thereof, all of the stock the undersigned is entitled to vote as specified on the reverse.

Please return your vote in the enclosed envelope. Place the ballot so that the return address, located on the reverse side of this card, appears through the window of the envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

______________________________________   _____________________________________
______________________________________   _____________________________________
______________________________________   _____________________________________